UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14A – 101)

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

ONEOK, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☒	No fee required.

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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May 3, 2012

Dear Fellow Shareholder:

We have previously mailed you proxy materials for the ONEOK, Inc. Annual Meeting of Shareholders to be held on May 23, 2012.

According to our latest records we have not yet received your vote. The Annual Meeting is now only a short time away and your vote is important. Please sign and return your Voting Instruction Form today in order to make sure that your shares will be voted at the meeting in accordance with your desires. If you hold your shares in the name of a brokerage firm, your broker cannot vote your shares on several of the proposals unless they receive your specific instructions.

Your board of directors recommends that you vote FOR all nominees for director in proposal 1, and FOR proposals 2, 3, 4, 5 and 6.

In the event that your proxy materials have been misplaced, we are enclosing for your use a duplicate Voting Instruction Form and return envelope.

Please sign and date the enclosed Voting Instruction Form (or follow the telephone and internet instructions on your voting form) today. In the event that two voting forms are received from you, the one bearing the latest date will be counted, as it automatically revokes all prior votes.

Thank you for voting and for your continued support.

Sincerely,

/s/ John W. Gibson

John W. Gibson

Chairman and Chief Executive Officer

ONEOK, Inc. 100 West Fifth Street Tulsa, OK 74103 www.oneok.com

May 3, 2012

Dear Fellow Shareholder:

We have previously mailed you proxy materials for the ONEOK, Inc. Annual Meeting of Shareholders to be held on May 23, 2012.

According to our latest records we have not yet received your vote. The Annual Meeting is now only a short time away and your vote is important. Please sign and return your Proxy Card today in order to make sure that your shares will be voted at the meeting in accordance with your desires.

Your board of directors recommends that you vote FOR all nominees for director in proposal 1, and FOR proposals 2, 3, 4, 5 and 6.

In the event that your proxy materials have been misplaced, we are enclosing for your use a duplicate Proxy Card and return envelope.

Please sign and date the enclosed Proxy Card (or follow the telephone and internet instructions on your proxy card) today. In the event that two proxies are received from you, the one bearing the latest date will be counted, as it automatically revokes all prior votes.

Thank you for voting and for your continued support.

Sincerely,

/s/ John W. Gibson

John W. Gibson
Chairman and Chief Executive Officer

ONEOK, Inc. 100 West Fifth Street Tulsa, OK 74103 www.oneok.com